UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

March 7, 2006

Date of report (Date of earliest event reported)

BUCA, INC.

(Exact Name of Registrant as Specified in its Charter)

Minnesota	0-25721	41-1802364
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1300 Nicollet Mall, Suite 5003 Minneapolis, Minnesota	55403
(Address of Principal Executive Offices)	(Zip Code)

Telephone Number: (612) 225-3400

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

(a) The Company has determined that it incorrectly accounted for certain lease transactions. As a result of this determination, the Audit Committee of the Company concluded on March 7, 2006 that it will restate its previously filed financial statements for the fiscal years ended 2001 through 2004 and for the first three quarters of fiscal 2004 and 2005. These financial statements are being restated to correct certain errors in the application of generally accepted accounting principles related to recognizing lease expense on a straight-line basis for leases with scheduled rent increases, depreciation lives of leasehold improvements and other items. The financial statements for the affected periods and the related reports of the Company’s independent registered public accounting firm should no longer be relied upon. The Company expects these restatements to increase non-cash lease expenses for the affected periods.

The Company discussed the matters disclosed in this Current Report on Form 8-K pursuant to this Item 4.02(a) with the Company’s independent registered public accounting firm, Deloitte & Touche, LLP.

Item 9.01. Financial Statements and Exhibits

(c)	Exhibits

99.1	Press Release dated March 9, 2006

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 9, 2006	BUCA, INC.
(Registrant)

	By	/s/ Kaye R. O’Leary
Kaye R. O’Leary
Chief Financial Officer